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                                                                     EXHIBIT 5.1




                                 August 11, 1998


(949) 451-3800                                                     C 22453-00008


Diedrich Coffee, Inc.
2144 Michelson Drive
Irvine, California 92612

               Re:   Registration Statement on Form S-3 re 1,499,183 Shares
                     of Common Stock (Registration No. 333-      )

Ladies and Gentlemen:

        We have acted as counsel to Diedrich Coffee, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement to which this opinion is an Exhibit (the "Registration Statement") with respect to the offer and sale of 1,499,183 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), of which 200,000 Shares (the "Resale Shares") were issued by the Company pursuant to a Common Stock and Option Purchase Agreement dated as of April 3, 1998 by and between the Company and Franchise Mortgage Acceptance Company (the "Purchase Agreement"), 204,183 Shares are issuable upon exercise of certain outstanding options (the "Options") and 1,095,000 Shares are issuable upon exercise of certain outstanding warrants (the "Warrants"), all as described in the Registration Statement, by the holders thereof (the "Selling Holders").

        We are familiar with the corporate actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Resale Shares, Options and Warrants and have made such other legal and factual inquiries as we deem necessary for purposes of rendering this opinion.





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Diedrich Coffee, Inc.
August 11, 1998
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        We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copied documents, and, except with respect to the Company, that all individuals executing and delivering such documents were duly authorized to do so.

        Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that:

        1. The Resale Shares have been duly authorized and validly issued and are fully paid and non-assessable.

        2. The Shares to be issued upon exercise of each Option have been duly authorized and reserved and, when issued upon exercise of the applicable Option in accordance with its terms, including payment of the applicable exercise price, will be validly issued, fully paid and non-assessable.

        3. The Shares to be issued upon exercise of each Warrant have been duly authorized and reserved and, when issued upon exercise of the applicable Warrant in accordance with its terms, including payment of the applicable exercise price, will be validly issued, fully paid and non-assessable.

        Our opinions set forth above are subject to the following additional qualifications and limitations:

        The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to Delaware, California and federal law.

        You have informed us that the Selling Holders may sell the Shares from time to time on a delayed or continuous basis. This opinion is limited to the laws referred to above as in effect on the date hereof and to all facts as they presently exist.



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Diedrich Coffee, Inc.
August 11, 1998
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        We hereby consent to the use of our name under the caption "Legal
Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.




                                            Very truly yours,

                                            /s/ GIBSON, DUNN & CRUTCHER LLP
                                            --------------------------------
                                            GIBSON, DUNN & CRUTCHER LLP

JBE/REA